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                                                                     Exhibit 4.1


                          SECOND SUPPLEMENTAL INDENTURE

         This Second Supplemental Indenture, dated as of June 30, 2003 (this "Second Supplemental Indenture" or "Guarantee"), among GMB, Inc. ("GMB"), FHS Inc. ("FHS"), R. J. Reynolds Tobacco Co. ("Reynolds Tobacco"), Santa Fe Natural Tobacco Company, Inc. ("Santa Fe"), RJR Packaging, LLC ("RJR Packaging"), R.J. Reynolds Tobacco Holdings, Inc. (together with its successors and assigns, the "Company"), R. J. Reynolds Tobacco Company ("RJRT"), RJR Acquisition Corp. ("RJRA") and The Bank of New York, as Trustee under the Indenture referred to below.

                                   WITNESSETH:

         WHEREAS, the Company, RJRT and the Trustee have heretofore executed and delivered an Indenture, dated as of May 15, 1999 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $550,000,000 of 7 3/8% Notes due 2003, an aggregate principal amount of $500,000,000 7 3/4% Notes due 2006, and an aggregate principal amount of $200,000,000 7 7/8% Notes due 2009 of the Company (the "Notes");

         WHEREAS, Section 10.5 of the Indenture provides that the Company is required to cause each Subsidiary other than RJRT (whether previously existing or created or acquired by the Company) which becomes a Bank Credit Agreement Guarantor, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with each other Guarantor, the full and prompt payment when due, whether at maturity, by acceleration, by redemption, by repurchase, or otherwise, of the principal of, premium, if any, and interest, including Additional Interest, on the Notes on an unsecured and unsubordinated basis and become a party to the Indenture as a Guarantor for all purposes of the Indenture;

         WHEREAS, the Company, RJRT, RJRA and the Trustee have heretofore executed and delivered a First Supplemental Indenture, dated as of December 12, 2000, pursuant to which RJRA became a party to the Indenture as a Guarantor and guaranteed the payment of the Obligations in accordance with Article X of the Indenture; and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Second Supplemental Indenture to amend the Indenture, without the consent of any Noteholder;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:



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                                    ARTICLE I

                                   Definitions

         SECTION 1.1 Defined Terms. As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        Agreement to be Bound; Guarantee

         SECTION 2.1 Agreement to be Bound. GMB, FHS, Reynolds Tobacco, Santa Fe and RJR Packaging each hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. GMB, FHS, Reynolds Tobacco, Santa Fe and RJR Packaging each agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

         SECTION 2.2 Guarantee. GMB, FHS, Reynolds Tobacco, Santa Fe and RJR Packaging each hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption, by repurchase or otherwise, of the Obligations in accordance with Article X of the Indenture.

                                   ARTICLE III

                                  Miscellaneous

         SECTION 3.1 Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

         SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture or the Indenture or any provision herein or therein contained.

         SECTION 3.3 Governing Law. This Second Supplemental Indenture shall be governed by the laws of the State of New York.

         SECTION 3.4 Severability Clause. In any case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the

                                       2

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remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

         SECTION 3.5 Ratification of Indenture; Second Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity of this Second Supplemental Indenture.

         SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Second Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

         SECTION 3.7 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

         SECTION 3.8 Trustee. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.



                                      * * *












                                       3

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed as of the date first above written.


Address:                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
401 North Main Street
Winston-Salem, NC 27102
                              By: /s/  McDara P. Folan, III
                                 -----------------------------------------------
                                 Name:  McDara P. Folan, III
                                 Title: VP, Deputy General Counsel and Secretary


Address:                      RJR ACQUISITION CORP.,
1007 N. Orange Street           as a Guarantor
Suite 1402
Wilmington, DE 19801
                              By: /s/ McDara P. Folan, III
                                 -----------------------------------------------
                                 Name:  McDara P. Folan, III
                                 Title: VP and Assistant Secretary


Address:                      R. J. REYNOLDS TOBACCO COMPANY,
401 North Main Street           as a Guarantor
Winston-Salem, NC 27102

                              By: /s/ Lynn L. Lane
                                 -----------------------------------------------
                                 Name:  Lynn L. Lane
                                 Title: SVP and Treasurer


Address:                      GMB, INC.,
401 North Main Street           as a Guarantor
Winston-Salem, NC 27102

                              By: /s/ Daniel A. Fawley
                                 -----------------------------------------------
                                 Name:  Daniel A. Fawley
                                 Title: Treasurer


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Address:                      FHS, INC.,
1007 N. Orange Street           as a Guarantor
Suite 1402
Wilmington, DE 19801
                              By: /s/ Caroline M. Price
                                 -----------------------------------------------
                                 Name:  Caroline M. Price
                                 Title: President


Address:                      R. J. REYNOLDS TOBACCO CO.,
401 North Main Street           as a Guarantor
Winston-Salem, NC 27102

                              By: /s/ Lynn L. Lane
                                 -----------------------------------------------
                                 Name:  Lynn L. Lane
                                 Title: Treasurer


Address:                      SANTA FE NATURAL TOBACCO COMPANY, INC.,
1368 Cerrillos Road             as a Guarantor
Santa Fe, New Mexico 87505

                              By: /s/ McDara P. Folan, III
                                 -----------------------------------------------
                                 Name:  McDara P. Folan, III
                                 Title: Assistant Secretary


Address:                      RJR PACKAGING, LLC,
220 East Polo Road              as a Guarantor
Winston-Salem, NC 27102

                              By: /s/ McDara P. Folan, III
                                 -----------------------------------------------
                                 Name:  McDara P. Folan, III
                                 Title: Secretary


THE BANK OF NEW YORK, as Trustee


By: /s/Ming J. Ryan
   ---------------------
   Name:  Ming J. Ryan
   Title: Vice President